Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Intra-Asia Entertainment Corporation (formerly known as GloTech Industries, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated December 14, 2004 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.